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                                                                  EXHIBIT 99.1

PRESS RELEASE

ARLINGTON, VA, TUESDAY, AUGUST 13, 2002- Veridian Corporation (NYSE:VNX) today announced that it has signed a definitive agreement to acquire Signal Corporation, a diversified high technology company providing a wide array of information technology and engineering services to the Department of Defense
(DoD) and to other U.S. government agencies.

Headquartered in Fairfax, Virginia, and founded in 1987, Signal is a privately-held company with approximately $250 million in annual revenues and 1,600 employees. Approximately one-half of Signal's business is with the Department of Defense. Other Signal customers include the Coast Guard; the Departments of Transportation, Interior and Justice; the Federal Energy Regulatory Commission; the Federal Aviation Administration; the Immigration and Naturalization Service; the U.S. Customs Service; the Veterans Administration; and the U.S. Senate.


The acquisition is consistent with Veridian's growth strategy to broaden its national security footprint and to expand its presence in homeland security markets. With the acquisition, Veridian becomes one of the largest technology services companies serving the DoD, intelligence and homeland security markets, with annual revenues of approximately $1 billion. Veridian will have approximately 6,800 employees, including computer scientists and software development engineers, systems analysts, information security professionals, engineers, scientists and other IT professionals.


"Signal is a superb, 'best-in-class' company with a proven track record of outstanding growth, profitability, and excellence in customer service," said David H. Langstaff, Veridian president and CEO. "Signal expands our presence in the DoD C4ISR (Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance) community, and gives Veridian access to new markets in key civilian agencies, which we believe will become increasingly important as homeland security unfolds. This new market access, coupled with Signal's broad IT services capabilities, firmly reinforces Veridian's position as a leader in national security."


Over the past several years, Signal's sales and profits have grown organically, on average, more than 20 percent annually. In 2001, Signal produced approximately $25 million of operating profit (EBIT) and $26 million of earnings before interest, taxes, depreciation and amortization (EBITDA) from its $250 million of revenues.


Commenting on the sale, Roger Mody, Signal's majority owner and CEO, said, "Veridian is the right company for our customers and our employees. Its reputation for excellence, integrity, service and responsibility embody the character of our company and employees. My management team and I approached Veridian as the company we thought would offer the best opportunities for each of Signal's constituents."


Mr. Mody will be stepping down as Signal's president and CEO. Scott Goss, currently Signal's senior vice president, chief financial officer and chief information officer, will become a senior vice president of Veridian and president of Veridian's new IT Services Division. Mr. Goss said, "We are thrilled to be joining Veridian. As part of Veridian, we will be able to broaden our offerings to our customers and to pursue new opportunities on a larger scale."




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Under the terms of the agreement, Veridian will acquire all of the stock of
Signal Corporation and related assets for $227 million in cash and notes. Financing for the acquisition will consist of available cash, a $25 million Seller Note from the owners of Signal Corporation, and borrowings under an expanded credit facility. Veridian is planning to expand its current credit facility from $200 million to $340 million, and Wachovia Securities has agreed to underwrite and arrange the new facility.


The acquisition is subject to various closing conditions and approvals, including approval under the Hart-Scott-Rodino Act, and is expected to be completed in late September. Banc of America Securities is advising Signal on the transaction.


FINANCIAL OUTLOOK
Veridian estimates the acquisition of Signal will add $65 million to $70 million to its fourth quarter 2002 revenues and incremental earnings per share
(EPS) of approximately $0.04 to $0.05 per share. These estimates are based on the assumption that the transaction closes on or before September 30, 2002. The estimated earnings effect does not reflect any potential amortization related to the portion of the excess of the purchase price over the value of tangible assets that might be allocated to intangible assets, other than goodwill. The evaluation of such excess, approximately $200 million, is subject to further study by Veridian. From a tax perspective, the terms of the agreement will permit Veridian to amortize the excess purchase consideration over a 15-year period, thus providing the company with substantial future cash tax benefits.


CONFERENCE CALL INFORMATION
Veridian will webcast its second quarter 2002 financial conference call via the Internet today, beginning at 9:00 a.m. EDT and will discuss the acquisition as well. To listen, access the Investors section of Veridian's web site at www.veridian.com/investors and click on the conference call link. A replay of the webcast will be available on the company's web site through August 20, 2002. A replay of the conference call also will be available by telephone through August 20, 2002 at (800) 428-6051 (U.S./Canada) or (793) 709-2089 (International). The password for the telephone replay is 252565.


ABOUT SIGNAL CORPORATION
Signal Corporation is a high technology services company operating at more than 65 locations nationwide. Capabilities include C4ISR; information security; systems integration; software/database development; knowledge management systems; modeling and simulation; network and help desk support; and systems engineering services. Signal is ISO 9001 certified. For additional information, visit www.signalcorp.com.


ABOUT VERIDIAN
Veridian is a leading provider of information-based systems, integrated solutions and services specializing in mission-critical national security programs for the intelligence community, the Department of Defense, law enforcement, and other U.S. government agencies. The company's capabilities include network security and enterprise protection; intelligence, surveillance and reconnaissance; knowledge discovery and decision support; chemical, biological and nuclear detection; network and enterprise management; and systems engineering services.


CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
Certain statements and assumptions in this news release contain or are based on "forward-looking" information (that Veridian believes to be within the definition in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties. Words such as "may", "will", "intends", "should", "expects", "plans", "projects", "anticipates", "believes", "estimates", "predicts", "potential", "continue", or "opportunity" or the negative of these



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terms or words of similar import are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the expectation that the transaction will close in September, the impact of the transaction on 2002 fourth quarter revenues and EPS, the impact of the transaction on 2003 revenues and EPS, and the opportunity for substantial future tax benefits. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Veridian's control. These include, but are not limited to, consummation of the transaction by September 30, 2002, governmental approval, expansion of our credit facility, and Veridian's ability to successfully integrate the operations of Signal.


These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; risks of contract performance; adverse results of U.S. government audits of our U.S. government contracts; and risks associated with complex U.S. government procurement laws and regulations. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in Veridian's Registration Statement on Form S-1, as amended (File Number 333-83792), and from time to time, in Veridian's other filings with the Securities and Exchange Commission.


The forward-looking statements included in this news release are only made as of the date of this news release and we undertake no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

      POINT OF CONTACT INFORMATION
             MEDIA CONTACT:
          NAME Dennis Gauci
  PHONE NUMBER 703-575-3146
         EMAIL dennis.gauci@veridian.com
           INVESTOR RELATIONS:
          NAME Maureen Crystal
  PHONE NUMBER 703-575-3140
         EMAIL maureen.crystal@veridian.com